UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

Owens Corning

(Exact name of registrant as specified in its charter)

DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway Toledo, OH	43659
(Address of principal executive offices)	(Zip Code)

419-248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As described in Item 2.03 below, on May 26, 2010, Owens Corning (the “Company”) entered into a Credit Agreement by and among the Company, certain of its subsidiaries, the lenders signatory thereto and Wells Fargo Bank, National Association, as Administrative Agent (the “Credit Agreement”).

Item 1.02	Termination of a Material Definitive Agreement.

As described in Item 2.03 below, on May 26, 2010, the Company terminated the Credit Agreement dated as of October 31, 2006, among the Company, the lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent (the “Old Credit Agreement”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 26, 2010, the Company and certain of its subsidiaries entered into the Credit Agreement to establish a new multi-currency senior revolving credit facility to replace the Company’s existing $1.0 billion multi-currency senior revolving credit facility and $600 million senior term loan facility available under the Old Credit Agreement. The loans under the Old Credit Agreement were due and payable on October 31, 2011. For a full description of the Old Credit Agreement, reference is made to the description of such agreement under the heading “Description of Indebtedness – Senior Credit Facilities” in Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-136363) filed with the SEC on December 8, 2006, which description is incorporated by reference herein. The Company did not incur any early termination penalties in connection with the termination of the Old Credit Agreement.

The Credit Agreement provides for a revolving credit facility (the “Credit Facility”) in an aggregate available principal amount of $800 million, including borrowings and letters of credit. In addition to refinancing all outstanding amounts under the Old Credit Agreement, borrowings under the Credit Facility may be used by the Company for general corporate purposes and working capital. The Credit Agreement also allows the Company to request incremental revolving credit commitments in an additional aggregate principal amount of up to $200 million, provided certain conditions are met.

Interest on outstanding indebtedness under the Credit Facility currently accrues, as follows: (1) revolving credit loans: at a rate equal to, at the Company’s option (A) the highest of (i) Wells Fargo Bank, National Association’s prime rate, (ii) the federal funds rate plus 0.50% and (iii) except when LIBOR is unavailable, LIBOR plus 1.00%; plus an applicable margin based upon the then applicable corporate credit ratings of the Company; or (B) if available, LIBOR plus an applicable margin based upon the then applicable corporate credit ratings of the Company; (2) alternative currency revolving credit loans: at a rate equal to LIBOR (if available) plus an applicable margin based upon the then applicable corporate credit ratings of the Company; and (3) swingline loans: at a rate equal to the highest of (i) Wells Fargo Bank, National Association’s prime rate, (ii) the federal funds rate plus 0.50% and (iii) except when LIBOR is unavailable, LIBOR plus 1.00%; plus an applicable margin based upon the then applicable corporate credit ratings of the Company.

The Credit Facility matures on May 26, 2014, and requires compliance with conditions precedent that must be satisfied prior to any borrowing as well as ongoing compliance with certain affirmative and negative covenants to which the Company and most of its wholly-owned subsidiaries must adhere.

The affirmative covenants include, but are not limited to:

(i) maintenance of existence and company separateness;

(ii) payment of taxes;

(iii) maintenance of properties, insurance, franchises, and books and records;

(iv) compliance with laws;

(v) use of proceeds;

(vi) fiscal year; and

(vii) additional guarantors.

The negative covenants of the Credit Facility include, but are not limited to, restrictions on the ability of the Company (and its wholly-owned subsidiaries which are parties to the Credit Facility):

(i) to contract, create, incur, assume or suffer to exist indebtedness except in certain circumstances;

(ii) to create, incur, assume or suffer to exist liens on properties except in certain circumstances;

(iii) to make loans or investments in excess of certain amounts except for permitted investments;

(iv) to make or pay dividends or distributions on the Company’s common stock unless certain conditions are met;

(v) to merge, liquidate, dissolve or to make acquisitions except in certain circumstances;

(vi) to dispose of assets in excess of certain amounts subject to certain ordinary course and other exceptions;

(vii) to deal with any affiliate except on fair and reasonable arm’s length terms;

(viii) to amend or modify the indentures governing the Company’s 9.000% Notes due 2019, 6.500% Notes due 2016 and 7.000% Notes due 2036 (the “Notes”) in a manner materially adverse to the parties to the Credit Facility; or

(ix) to become obligated under an intercompany loan to a related party that is not a party to the Credit Facility.

In addition, the Company is obligated to maintain (i) a leverage ratio not greater than 0.60 to 1.0; and (ii) an interest expense coverage ratio equal to or greater than 2.25 to 1.0; both as calculated in accordance with the terms and definitions determining such ratios contained in the Credit Agreement. The Credit Agreement also contains various information and reporting requirements.

The Credit Facility also contains customary events of default, including a cross-default to certain other debt, breaches of representations and warranties, change of control events and breaches of covenants.

The obligations under the Credit Agreement are guaranteed by the Company’s wholly-owned domestic subsidiaries (other than immaterial subsidiaries). Such subsidiaries also guarantee the Company’s obligations under the Notes. On May 26, 2010, the Company, certain of its subsidiaries and Wells Fargo Bank, National Association entered into a Fourth Supplemental Indenture covering the Company’s 6.500% Notes due 2016 and 7.000% Notes due 2036, and a Second Supplemental Indenture covering the Company’s 9.000% Notes due 2019, in order to add OC Canada Holdings General Partnership as a guarantor of the Notes. Copies of such supplemental indentures are filed as Exhibits 4.1 and 4.2 hereto and incorporated herein by reference.

The lenders under the Credit Agreement and their affiliates have provided and may, from time to time, continue to provide investment banking, financial advisory and other services to the Company, for which they have received customary fees and reimbursement of expenses, and for which they expect to receive customary fees and reimbursement of expenses, respectively.

The descriptions set forth above are not complete and are subject to and qualified in their entirety by reference to the complete text of the Credit Agreement, a copy of which is filed herewith as an exhibit and the terms of which are incorporated by reference. The representations, warranties and covenants contained in the Credit Agreement are made solely for purposes of the Credit Agreement and are solely for the benefit of the parties thereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Fourth Supplemental Indenture, dated as of May 26, 2010, by and among Owens Corning, certain subsidiaries, and Wells Fargo Bank, National Association, as successor Trustee.

4.2	Second Supplemental Indenture, dated as of May 26, 2010, by and among Owens Corning, certain subsidiaries, and Wells Fargo Bank, National Association, as Trustee.

10.1	Credit Agreement, dated as of May 26, 2010, by and among Owens Corning, certain of its subsidiaries, the lenders signatory thereto and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: May 27, 2010	By:	/s/ Rodney A. Nowland
Rodney A. Nowland
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fourth Supplemental Indenture, dated as of May 26, 2010, by and among Owens Corning, certain subsidiaries, and Wells Fargo Bank, National Association, as successor Trustee.

4.2	Second Supplemental Indenture, dated as of May 26, 2010, by and among Owens Corning, certain subsidiaries, and Wells Fargo Bank, National Association, as Trustee.

10.1	Credit Agreement, dated as of May 26, 2010, by and among Owens Corning, certain of its subsidiaries, the lenders signatory thereto and Wells Fargo Bank, National Association, as Administrative Agent.